RESTATED AND AMENDED USAGE AGREEMENT

                  THIS AGREEMENT dated as of the 21st day of June, 1994, restated and amended as of November 1, 1995, by and between PACWEST NETWORK, INC. ("Licensee") and GST PACWEST TELECOM HAWAII, INCORPORATED ("GPTH").

                               W I T N E S S E T H

                  WHEREAS, Licensee is a common carrier authorized to operate microwave transmission facilities located in Hawaii pursuant to licenses (the "Licenses") issued by the Federal Communications Commission ("FCC"); and

                  WHEREAS, GPTH is a common carrier that owns and operates microwave transmission facilities in Hawaii (the "Facilities") and wishes to utilize the Licenses in order to provide its own interstate voice and data communications services.

                  NOW THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                  1. USE OF LICENSES.

                     (a) Licensee hereby authorizes GPTH to utilize the Licenses to the extent of ninety percent (90%) of the total transmission capacity available thorough the use of the Licenses.

                     (b) GPTH expressly acknowledges that all transmission capacity available under the Licenses not transferred to GPTH under this Agreement shall be available to Licensee for Licensee to transfer to other customers in Licensee's sole discretion.

                     (c) The capacity available GPTH under this Agreement may be used by GPTH, in GPTH's sole discretion, to fulfill requirements for provision of traffic termination services to carriers and bulk capacity customers and/or to provide service to GPTH's own end user customers.

                  2. TECHNICAL STANDARDS AND REQUIREMENTS FOR INTERCONNECTION.

                     (a) INTERCONNECTION STANDARDS. GPTH shall deliver its own traffic, and shall require each of its customers to deliver its traffic, in a digital DS-1 format at such points of presence as are determined by GPTH.

                     (b) ACCESS FACILITIES AND MINIMUM LOADING. GPTH may determine, in its discretion, minimum loading or minimum capacity requirements applicable to its customers. GPTH also may determine, in its discretion, the particular access arrangements to be made available to its customers as well as arrangements for interconnection to customers' facilities.

                  3. WARRANTY. GPTH will use its best efforts to maintain the overall network quality of the capacity provided over the Facilities. The quality of the services GPTH provides to its own customers hereunder also shall be consistent with common carrier industry standards, government regulations and sound business practices.

                  4. TERM. The term of this Agreement commenced as of June 21, 1994 and shall terminate upon the occurrence of any of the


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
following events (unless earlier terminated pursuant to the provisions of Paragraph 5 below):

                     (a) Termination of the Restated and Amended Traffic Agreement dated of even date between Licensee and GST Telecom Inc., the parent of GPTH.

                     (b) Mutual agreement of the parties to terminate this Agreement.

                  5. TERMINATION FOR CAUSE. Either party shall have the right to terminate this Agreement upon notice to the other party at any time during the term hereof upon the occurrence of any of the following events:

                     (a) any material failure by a party to perform any of its obligations under this Agreement in the event that such failure is not cured within thirty (30) days after the defaulting party receives notice from the non-defaulting party of such failure;

                     (b) the insolvency of, appointment of a receiver of the property of, or any assignment for the benefit of creditors of the other party;

                     (c) the filing of a voluntary or involuntary petition by or against the other party under the Bankruptcy laws of the United States; or

                     (d) Licensee's good faith determination that the acts of GPTH or the terms of this Agreement have been or are likely to be determined to be inconsistent with the rules and policies of


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

the FCC or any other government agency having jurisdiction over Licensee or the Licenses.

                  6. INDEMNIFICATION.

                     (a) GPTH shall indemnify and hold Licensee harmless against any and all damages, claims, actions or suits arising out of or in connection with GPTH's provision of capacity to third parties under this Agreement.

                     (b) In no event will either party hereto be liable to the other party for any indirect, special, incidental or consequential losses or damages, including, without limitation, loss of revenue, loss of customers or clients, loss of goodwill or loss of profits arising in any manner from this Agreement and the performance or nonperformance of obligations hereunder.

                  7. PAYMENT. In consideration of the ability to utilize the Licenses pursuant to this Agreement, GPTH shall pay Licensee the sum of $3,000 per month.

                  8. NOTICES. All notices and other communications hereunder shall be given in writing and shall be deemed to have been duly given if delivered personally, if transmitted by telecopier to the number(s) designated below or if mailed by first class United States mail, postage prepaid, to the address(es) designated below, or to such other address as either party may specify from time to time. All notices and other communications hereunder shall be deemed to have been given the date of receipt. If to Licensee:

                                    Pacwest Network, Inc.
                                    1701 Broadway


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

                                    Suite 307
                                    Vancouver, Washington  98663
                                    Attn:  Chief Executive Officer
                                    Telecopier: (360) 254-6964

                  If to GPTH:

                                   GST Pacwest Telecom Hawaii, Incorporated
                                   91-238 Kalaeola Blvd.
                                   Kapolei, Hawaii 96707-1820
                                   Attn: Chief Executive Officer
                                   Telecopier: (808) 682-2878

                  9. NO WAIVER. No term or provision of this Agreement shall be deemed waived and no breach or default shall be deemed excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. No consent by any party to, or waiver of, a breach or default by the other, whether express or implied, shall constitute a consent to, waiver of, or excuse for any different or subsequent breach or default.

                  10. ASSIGNMENT. Neither party shall assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other party, and any attempted assignment or transfer by either party not in compliance with this provision shall be null and void AD INITIO. This Agreement shall bind and inure to the benefit of any permitted successors and assigns of the parties.

                  11. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware, not including the conflicts of laws principles of that State.

                  12. CONSTRUCTION. It is the intent of the parties that operation of the Facilities under this Agreement comply with the


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

Communications Act of 1934, as amended, and all provisions of this Agreement shall be so construed.

                  13. SEVERABILITY. If any provision of this Agreement shall be declared illegal, invalid or unenforceable by any governmental authority with jurisdiction over GPTH, Licensee, and/or the Facilities, then the remainder of this Agreement shall remain in full force and effect without the offending provision, provided that such remainder substantially reflects the original agreement of the parties.

                  14. AMENDMENTS. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof, supersedes any and all prior negotiations, understandings and agreements with respect thereto, and may be amended only by a writing signed by both parties.

                  15. NO JOINT VENTURE. Nothing in this Agreement shall be construed to make Licensee and GPTH joint venturers or to impose upon either of them any liability as such.

                  16. LIMITATIONS ON LIABILITY. Neither GPTH nor Licensee shall have any liability for failure to comply with this Agreement if such failure results from the occurrence of any contingency beyond the reasonable control of such party.

                  17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be considered an original and all of which taken together shall constitute one Agreement binding on both of the parties hereto, notwithstanding that both parties shall not have signed the same counterpart.


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


                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        PACWEST NETWORK, INC.
                                        ("Licensee")

                                        By: /s/ John Warta
                                            -------------------------------
                                            John Warta, President

                                        GST PACWEST TELECOM HAWAII, INCORPORATED
                                        ("GPTH")

                                        By: /s/ Robert H. Hanson,
                                            --------------------------------
                                            Robert H. Hanson, Vice President


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